CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard World Funds of our reports dated October 16, 2019, relating to the financial statements and financial highlights, which appear in Vanguard Consumer Discretionary Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Energy Index Fund, Vanguard Financials Index Fund, Vanguard Health Care Index Fund, Vanguard Industrials Index Fund, Vanguard Information Technology Index Fund, Vanguard Materials Index Fund, Vanguard Communication Services Index Fund, Vanguard Utilities Index Fund, Vanguard FTSE Social Index Fund and Vanguard Extended Duration Treasury Index Fund's Annual Reports on Form N-CSR for the year ended August 31, 2019, our reports dated October 18, 2019, relating to the financial statements and financial highlights, which appear in Vanguard U.S. Growth Fund, Vanguard International Growth Fund, Vanguard Mega Cap Index Fund, Vanguard Mega Cap Value Index Fund, Vanguard Mega Cap Growth Index Fund, Vanguard Global Wellington Fund and Vanguard Global Wellesley Income Fund's Annual Reports on Form N-CSR for the year ended August 31, 2019, and our reports dated October 24, 2019, relating to the financial statements and financial highlights, which appear in Vanguard ESG U.S. Stock ETF and Vanguard ESG International Stock ETF's Annual Reports on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the heading "Financial Highlights", "Financial Statements" and "Service Providers—Independent Registered Public Accounting Firm" in such Registration Statement.

Philadelphia, Pennsylvania

December 18, 2019